SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC		20002
(Address of principal executive offices)		(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 17, 2006, XM Satellite Radio Holdings Inc. appointed one of its current independent directors, Eddy W. Hartenstein, to serve on the Audit Committee of the Company’s Board of Directors in order to satisfy Marketplace Rule 4350(d)(2) of the Nasdaq Stock Market, Inc. (“Nasdaq”). That rule requires an issuer’s audit committee to be composed of at least three independent directors. XM had fewer than three independent directors on its audit committee for four days, and Nasdaq rules would have allowed XM until its next annual meeting (anticipated for May) to meet the three independent director minimum. On February 24, 2006, Nasdaq provided the Company with a notice with respect to Marketplace Rule 4350(d)(2), noting that with the appointment of Mr. Hartenstein the audit committee is again comprised of three independent directors, XM has regained compliance with the Nasdaq rule and the matter is closed. A copy of the press release announcing the appointment of Mr. Hartenstein and receipt of the Nasdaq notice is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1         Press release, dated March 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: March 2, 2006	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Document

99.1         Press release, dated March 2, 2006.